Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

•	Sold 6.6 million tons in the fourth quarter of 2019 and 30.5 million tons for full year 2019
•	Generated cash flow from operating activities of $35 million in the fourth quarter of 2019 and $104 million for full year 2019
•	Reported 2019 net loss of $1.3 billion driven by $1.4 billion impairment of Energy assets; 2019 Adjusted EBITDA of $143 million
•	Reduced net debt by $256 million in 2019
•	Resumed major Canadian nepheline syenite expansion and modernization project, and completed Canoitas, Mexico expansion

INDEPENDENCE, Ohio, March 10, 2020 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based and material solutions for the Industrial and Energy markets, today announced results for the fourth quarter and full year ended December 31, 2019. As a result of the merger that closed on June 1, 2018, Covia’s 2018 reported results under U.S. generally accepted accounting principles (“GAAP”) include the consolidated financial results of both Unimin Corporation (“Unimin”) and Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) for the seven months ended December 31, 2018, as well as the stand-alone results for Unimin for the five months ended May 31, 2018, including the high-purity quartz (“HPQ”) business reported as discontinued operations. Selected pro forma financial results, which reflect combined Unimin and Fairmount Santrol operations prior to the merger and exclude HPQ results, have been provided as exhibits with this release.

“Covia demonstrated strong execution capabilities in 2019 in the face of challenging market conditions,” said Richard Navarre, Chairman, President and Chief Executive Officer. “Our Industrial segment delivered a good year with profitability growth outside of the divested businesses. We continued to reposition and restructure our Energy segment, including the idling of more than 15 million tons of capacity, commissioning our in-basin production facilities, reducing our railcar fleet by more than 3,000 cars, and eliminating approximately $195 million in railcar purchase obligations. Finally, we took meaningful steps to improve cash flow through reduced capital expenditures, lower working capital, and non-core asset divestitures, resulting in a $256 million net debt reduction in 2019.”

Mr. Navarre added, “Recent events are expected to create a challenging environment in our Energy segment; however, we will remain focused on operating safely, controlling costs, and reliably delivering consistent, high-quality products to our Energy customers. We believe our Industrial segment is poised for long-term growth as we leverage our recently commissioned Canoitas, Mexico expansion, drive further cost reductions within our operations, invest in our nepheline syenite operations in Canada, and expand our product portfolio.”

Full Year 2019 Results

•	Total volumes of 30.5 million tons, a decrease of 13% compared to 2018 on a pro forma basis, driven by lower Energy volumes.
•	Total revenues of $1.6 billion, a decrease of 31% compared to 2018 on a pro forma basis, due mainly to lower Energy volumes and pricing.
•	Gross profit of $276.3 million, a decrease of $344.0 million compared to 2018 on a pro forma basis.
•	Selling, general and administrative expenses of $153.6 million, a decrease of 19% compared to 2018 on a pro forma basis.
•

Net loss from continuing operations of $1,290.1 million, including the negative impact of a $1,434.1 million in non-cash asset impairment charges. This compared to a net loss from continuing operations of $185.5 million in 2018 on a pro forma basis.

•	Adjusted EBITDA of $143.0 million, compared to $455.9 million in 2018 on a pro forma basis.

Fourth Quarter 2019 Results

•	Total volumes decreased 16% both sequentially and compared to the fourth quarter of 2018 to 6.6 million tons.
•	Total revenues decreased 23% sequentially to $313.3 million and decreased 29% compared to the fourth quarter of 2018.

•	Selling, general and administrative expenses totaled $37.4 million, compared to $35.6 million in the third quarter of 2019 and $45.8 million in the fourth quarter of 2018.
o

Fourth quarter 2019 selling, general and administrative expenses include $1.7 million in non-cash stock compensation expense. In the third quarter of 2019 and fourth quarter of 2018, non-cash stock compensation totaled $2.3 million and $2.4 million, respectively.

•

Net loss from continuing operations totaled $1,257.2 million, a sequential decrease of $1,311.0 million and down $1,209.1 million from the fourth quarter of 2018. The decrease was driven by a $1,426.4 million non-cash impairment charge primarily related to Northern White sand and logistical assets in our Energy segment.

•	Adjusted EBITDA of $0.1 million, compared to $43.2 million in the third quarter of 2019 and $43.9 million in the fourth quarter of 2018.

The Company’s fourth quarter 2019 Adjusted EBITDA was negatively impacted by pricing declines for proppants and lower Northern White volumes. The significant decline in volumes resulted in the Company placing approximately 6,000 rail cars in storage in the fourth quarter. In total, the Company incurred excess railcar and idled plant costs of $14.2 million during the fourth quarter and $35.1 million during 2019.

Fourth Quarter 2019 Segment Results

Industrial Segment

•

Volumes decreased 7% to 3.2 million tons compared to the fourth quarter of 2018, driven primarily by the sale of the Calera lime business (“Calera”) and reduced foundry volumes as a result of the General Motors strike. This was partially offset by strength in building products which benefited from solid end market demand and the addition of new customers.

o	Excluding the Calera and the Winchester and Western Railroad (“W&W”) businesses, which were sold during the third quarter of 2019, volumes declined 4% compared to the fourth quarter of 2018.
•	Revenues decreased 13% to $161.4 million compared to the fourth quarter of 2018, driven primarily by the sale of Calera and W&W, as well as lower transportation-related revenues.
o	Excluding Calera and W&W and transportation-related revenues, segment revenues decreased 1% compared to the fourth quarter of 2018.
•

Segment gross profit and segment contribution margin of $46.4 million, both of which decreased $4.1 million, or 8%, from the fourth quarter of 2018, due mainly to the sale of Calera and W&W, partially offset by increased pricing.

o	Segment gross profit increased 2% compared to the fourth quarter of 2018, excluding Calera and W&W.

Energy Segment

•	Volumes decreased 21% sequentially to 3.3 million tons, in-line with the market decrease in completions activity during the period.
•

Revenues decreased 32% sequentially to $151.9 million, driven primarily by lower volumes and a $3.70 per ton decrease in pricing on a like-for-like basis. The pricing decrease was driven primarily by the full-quarter impact of concessions made late in the third quarter of 2019.

•	Segment gross loss of $12.5 million compared to segment gross profit of $17.7 million in the third quarter of 2019.
•	Segment contribution margin of $1.7 million compared to $24.6 million on the third quarter of 2019. The decrease was driven primarily by lower pricing and lower fixed-cost absorption.

Balance Sheet and Liquidity

•	Cash and cash equivalents of $319.5 million as of December 31, 2019.
•	Generated cash flow from operations of $35.1 million in the fourth quarter of 2019 and $103.9 million for 2019.
•	Capital expenditures totaled $12.5 million during the fourth quarter of 2019, primarily related to maintenance capital and the Canoitas plant expansion in Mexico to support customer growth.
•

Received a commitment from PNC Bank, National Association for a new, 3-year standby credit facility with expected availability of $75 million secured by the Company’s U.S. accounts receivable. The Company expects to close on this facility near the end of the first quarter of 2020.

Update on Industrial Growth Projects

The Company expects to complete the modernization and expansion of its Canadian nepheline syenite facility by the middle of 2021. The world class facility will be the only one of its kind in North America serving coatings, polymers, glass and ceramic end markets. Nepheline syenite is a unique, hard rock, silica-deficient mineral resource which enhances deep color tones, reduces fading and adds abrasion resistance to architectural paints. The material also provides superior anti-blocking capabilities for packaging films and has been approved for use in food-based applications by the FDA. The modernization and expansion is expected to reduce operating costs by $9 million annually and save more than $30 million in maintenance capital over the next 10 years. Additionally, the facility will add needed production capacity to serve our growing market share in the coatings and polymers end markets. The total remaining capital investment is estimated to be $45 million, of which $20-25 million is expected to be invested in 2020.

The Company also completed its expansion at its Canoitas, Mexico facility in fourth quarter of 2019. This expansion adds 350 thousand tons of annual silica production capacity and is expected to be used to support growth for customers in Mexico beginning in the second quarter of 2020.

Outlook

Based on preliminary results through February, the Company expects first quarter 2020 Industrial volumes to be in the range of 3.3 million to 3.4 million tons and Energy volumes to be up 10% to 15% sequentially. Adjusted EBITDA in the first quarter is expected to be between $22 million and $27 million.

The unknown impact of the Covid-19 virus and fluctuating oil and gas prices on market conditions makes forecasting 2020 challenging. The Company expects 2020 selling, general and administrative expenses to be between $135 million and $145 million, which includes approximately $10 million in non-cash stock compensation. The Company expects 2020 capital expenditures to be in the range of $60 million to $70 million, of which $20 million to $25 million is related to the modernization and expansion of the nepheline syenite operations in Canada.

Use of Certain Non-GAAP and Adjusted Financial Measures

Covia reports its financial results in accordance with GAAP. However, Covia’s management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes segment contribution margin, segment contribution margin per ton, EBITDA and adjusted EBITDA, which are non-GAAP financial measures, including on a pro forma basis. Covia may also present other non-GAAP financial measures which are identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in exhibits attached to this release. Covia defines segment contribution margin as gross profit excluding any selling, general and administrative costs and corporate costs, and also excludes operating costs of idled facilities and excess railcar capacity. Covia defines segment contribution margin per ton as gross profit excluding any selling, general and administrative costs and corporate costs, and also excludes operating costs of idled facilities and excess railcar capacity divided by tons sold.  Covia defines EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization, and adjusted EBITDA as EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges, asset impairments and certain other income or expenses. Covia defines pro forma EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization for the combined Unimin and Fairmount Santrol operations for the periods reported and excludes HPQ results. Adjusted pro forma EBITDA is defined by Covia as pro forma EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges asset impairments and certain other income or expenses. Pro forma financial results for 2018 and 2017, as shown in the exhibits attached to this release, include combined results of operations for Fairmount Santrol and Unimin for periods preceding the June 1, 2018 merger. Non-GAAP financial measures should not be considered a substitute for the financial results prepared in accordance with GAAP, but should be viewed in addition to the results as reported by Covia. Covia also believes segment contribution margin, pro forma EBITDA and pro forma adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operational performance and compare the results of our operations from period to period without regard to the Company’s financing costs or capital structure.

Conference Call

Covia will host a conference call and live webcast on March 10, 2020, at 8:30 a.m. Eastern Time to discuss its financial results. Interested parties are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website (ir.CoviaCorp.com). To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call may also be accessed live by dialing (877) 273-6113 or, for international callers, (647) 689-5399. The conference ID for the call is 9491298. A replay will be available on the website and can be accessed by dialing (800) 585-8367 or (416) 621-4642. The passcode for the replay is 9491298. The replay of the call will be available through March 17, 2020.

About Covia

Covia is a leading provider of diversified mineral solutions to the oil and gas, glass, ceramics, coatings, metals, foundry, polymers, construction, water filtration, sports and recreation markets. The Company serves its Industrial customers through a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development, further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

About the Merger

On June 1, 2018, Unimin completed a business combination (“merger”) whereby Fairmount Santrol, now known as Bison Merger Sub I, LLC, merged into a wholly-owned subsidiary of Unimin and ceased to exist as a separate corporate entity. Immediately following the consummation of the merger, Unimin changed its name to Covia Holdings Corporation and began operating under that name. The common stock of Fairmount Santrol was delisted from the NYSE prior to the market opening on June 1, 2018, and Covia commenced trading under the ticker symbol “CVIA” on that same date.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; a widespread health crisis may disrupt our operations and/or the operations of our customers and suppliers resulting in an adverse impact to our business; an inability to eliminate or reduce our significant railcar leasing obligations, which are oversized relative to the demand for our products to be shipped via railcar, may have a material adverse effect on our financial condition; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing.

Covia
Condensed Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Revenues	$313,307	$441,330	$1,595,446	$1,842,937
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)	279,409	359,534	1,319,172	1,380,766

Operating expenses
Selling, general and administrative expenses(A)	37,364	45,828	153,596	145,593
Depreciation, depletion and amortization expense	52,823	63,996	222,042	196,455
Goodwill and other asset impairments, net	1,426,387	(10,609)	1,434,148	267,034
Restructuring and other charges	15,685	7,204	30,600	21,954
Gain on sale of subsidiaries	1,765	-	(125,430)	-
Other operating expense (income), net	(1,336)	(4,694)	(6,040)	(5,024)
Operating income (loss) from continuing operations	(1,498,790)	(19,929)	(1,432,642)	(163,841)

Interest expense, net	27,995	24,997	107,891	60,322
Gain on extinguishment of debt	(13,411)	-	(13,411)	-
Other non-operating expense, net	1,309	(1,327)	6,991	54,832
Income (loss) from continuing operations before provision (benefit) for income taxes	(1,514,683)	(43,599)	(1,534,113)	(278,995)

Provision (benefit) for income taxes	(257,415)	4,511	(244,134)	3,987
Net income (loss) from continuing operations	(1,257,268)	(48,110)	(1,289,979)	(282,982)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(33)	29	123	103
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(1,257,235)	(48,139)	(1,290,102)	(283,085)

Income from discontinued operations, net of tax	-	-	-	12,587

Net income (loss) attributable to Covia Holdings Corporation	$(1,257,235)	$(48,139)	$(1,290,102)	$(270,498)

Continuing operations earnings (loss) per share
Basic	$(9.54)	$(0.37)	$(9.81)	$(2.26)
Diluted	(9.54)	(0.37)	(9.81)	(2.26)

Discontinued operations earnings per share
Basic	-	-	-	0.10
Diluted	-	-	-	0.10

Earnings (loss) per share
Basic	(9.54)	(0.37)	(9.81)	(2.16)
Diluted	$(9.54)	$(0.37)	$(9.81)	$(2.16)

Weighted average number of shares outstanding
Basic	131,736	131,182	131,512	125,514
Diluted	131,736	131,182	131,512	125,514

(A) - Included within selling, general, and administrative expenses is stock compensation expense of $1.7 million and $2.4 million for the three months ended December 31, 2019 and 2018, respectively, and $10.0 million and $5.8 million for the years ended December 31, 2019 and 2018, respectively.

Covia
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Year Ended December 31,
	2019	2018
	(in thousands)
Net loss attributable to Covia Holdings Corporation	$(1,290,102)	$(270,498)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	222,042	200,525
Amortization of deferred financing costs	9,828	3,489
Prepayment penalties on Senior Notes	-	2,213
Goodwill and other asset impairments	1,430,166	267,034
Inventory write-downs	3,982	6,744
(Gain) loss on disposal of fixed assets	(21)	107
Gain on sale of subsidiaries	(125,430)	-
Gain on extinguishment of debt	(13,411)	-
Change in fair value of interest rate swaps, net	-	(296)
Deferred income tax provision (benefit)	(268,345)	(6,542)
Stock compensation expense	10,028	8,212
Net income from non-controlling interest	123	103
Other, net	15,659	14,447
Change in operating assets and liabilities, net of business combination effect:
Accounts receivable	62,405	105,850
Inventories	33,607	14,653
Prepaid expenses and other assets	18,943	(6,067)
Accounts payable	(24,458)	(59,062)
Accrued expenses	18,898	(33,525)
Net cash provided by operating activities	103,914	247,387

Cash flows from investing activities
Capital expenditures	(87,535)	(264,052)
Cash of HPQ Co. distributed to Sibelco prior to Merger	-	(31,000)
Payments to Fairmount Santrol Holdings Inc. shareholders, net of cash acquired	-	(64,697)
Capitalized interest	(7,312)	-
Proceeds from sale of fixed assets	11,025	3,180
Proceeds from sale of subsidiaries	232,249	-
Net cash provided by (used in) investing activities	148,427	(356,569)

Cash flows from financing activities
Proceeds from borrowings on Term Loan	-	1,650,000
Payments on Term Loan	(12,375)	(8,250)
Repurchase of Term Loan	(48,335)	-
Fees for repurchase of Term Loan	(157)	-
Prepayment on Unimin Term Loans	-	(314,642)
Prepayment on Senior Notes	-	(100,000)
Prepayment on Fairmount Santrol Holdings Inc. term loan	-	(695,625)
Fees for Term Loan and Senior Notes prepayment	-	(36,733)
Payments on other long-term debt	(1,664)	(36,818)
Payments on finance lease liabilities	(4,401)	-
Fees for Revolver	-	(4,500)
Cash Redemption payment to Sibelco	-	(520,377)
Proceeds from share-based awards exercised or distributed	14	464
Tax payments for withholdings on share-based awards exercised or distributed	(636)	(318)
Net cash used in financing activities	(67,554)	(66,799)

Effect of foreign currency exchange rate changes	567	2,052
Increase (decrease) in cash and cash equivalents	185,354	(173,929)

Cash and cash equivalents:
Beginning of period	134,130	308,059
End of period	$319,484	$134,130

Covia
Condensed Consolidated Balance Sheets
	(unaudited)	(audited)
	December 31, 2019	December 31, 2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$319,484	$134,130
Accounts receivable, net	199,027	267,268
Inventories, net	121,790	162,970
Other receivables	15,879	40,306
Prepaid expenses and other current assets	20,843	20,941
Total current assets	677,023	625,615

Property, plant and equipment, net	1,414,541	2,834,361
Operating right-of-use assets, net	158,489	-
Deferred tax assets, net	14,575	8,740
Goodwill	119,822	131,655
Intangibles, net	33,630	137,113
Other non-current assets	23,847	18,633
Total assets	$2,441,927	$3,756,117

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$18,633	$15,482
Operating lease liabilities, current	63,773	-
Accounts payable	97,313	145,070
Accrued expenses	126,897	120,424
Deferred revenue	7,815	9,737
Total current liabilities	314,431	290,713

Long-term debt	1,539,073	1,612,887
Operating lease liabilities, non-current	272,378	-
Employee benefit obligations	69,108	54,789
Deferred tax liabilities, net	131	267,350
Other non-current liabilities	71,828	75,425
Total liabilities	2,266,949	2,301,164

Equity
Common stock	1,777	1,777
Additional paid-in capital	400,047	388,027
Retained earnings	357,857	1,647,959
Accumulated other comprehensive loss	(107,272)	(95,225)
Treasury stock at cost	(478,110)	(488,141)
Non-controlling interest	679	556
Total equity	174,978	1,454,953
Total liabilities and equity	$2,441,927	$3,756,117

Covia
Pro Forma Segment Information
(unaudited)
(in thousands)
	Three Months Ended December 31,
	2019	2018
	Covia, As Reported	Covia, As Reported	—	—
Volumes (tons)
Energy	3,307	4,354	—	—
Industrial	3,244	3,483	—	—
Total volumes	6,551	7,837	—	—

Revenues
Energy	$151,938	$255,611	—	—
Industrial	161,369	185,719	—	—
Total revenues	313,307	441,330	—	—

Segment gross profit(3)
Energy	(12,501)	31,252	—	—
Industrial	46,399	50,544	—	—
Total segment gross profit	33,898	81,796	—	—

Segment contribution margin (non-GAAP)(4)
Energy	1,666	39,148	—	—
Industrial	46,399	50,544	—	—
Total segment contribution margin (non-GAAP)	$48,065	$89,692	—	—

Segment contribution margin per ton (non-GAAP)(4)
Energy	$0.50	$8.99	—	—
Industrial	14.30	14.51	—	—
Total segment contribution margin per ton (non-GAAP)	$7.34	$11.44	—	—

	Year Ended December 31,
	2019	2018
	Covia, As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	16,498	16,101	4,588	20,689
Industrial	13,988	13,480	1,048	14,528
Total volumes	30,486	29,581	5,636	35,217

Revenues
Energy	$862,878	$1,114,424	$421,526	$1,535,950
Industrial	732,568	728,513	55,805	784,318
Total revenues	1,595,446	1,842,937	477,331	2,320,268

Segment gross profit(3)
Energy	54,083	258,996	136,668	395,664
Industrial	222,191	203,175	21,440	224,615
Total segment gross profit	276,274	462,171	158,108	620,279

Segment contribution margin (non-GAAP)(4)
Energy	89,173	275,947	147,394	423,341
Industrial	222,191	203,175	21,440	224,615
Total segment contribution margin (non-GAAP)	$311,364	$479,122	168,834	$647,956

Segment contribution margin per ton (non-GAAP)(4)
Energy	$5.41	$17.14	$32.13	$20.46
Industrial	15.88	15.07	20.46	15.46
Total segment contribution margin per ton (non-GAAP)	$10.21	$16.20	$29.96	$18.40

	Three Months Ended September 30,
	2019
	Covia, As Reported
Volumes (tons)
Energy	4,177
Industrial	3,583
Total volumes	7,760

Revenues
Energy	$223,318
Industrial	185,639
Total revenues	408,957

Segment gross profit(3)
Energy	17,662
Industrial	59,061
Total segment gross profit	76,723

Segment contribution margin (non-GAAP)(4)
Energy	24,576
Industrial	59,061
Total segment contribution margin (non-GAAP)	$83,637

Segment contribution margin per ton (non-GAAP)(4)
Energy	$5.88
Industrial	16.48
Total segment contribution margin per ton (non-GAAP)	$10.78
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three and twelve months ended December 31, 2019, Energy segment gross profit was negatively impacted by the $1.8 million and $7.9 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of ASC 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the year ended December 31, 2019, $1.1 million of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  There was no write-up in the three months ended December 31, 2019.  Of the $1.1 million in the year ended December 31, 2019, $0.4 million impacted the Energy segment and $0.7 million impacted the Industrial segment.

(4) We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  Operating costs of idled facilities and excess railcar capacity costs, which are both entirely attributable to the Energy segment, were $14.2 million and $7.9 million in the three months ended December 31, 2019 and 2018, respectively, and $35.1 million and $17.0 million in the year ended December 31, 2019 and 2018, respectively.  Segment contribution margin and segment contribution margin per ton are non-GAAP financial measures.  A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in tables that follow.

Covia
Pro Forma Net Income (Loss) Information & Reconciliation of Non-GAAP Measures (unaudited)

The following table reconciles EBITDA and Adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss) from continuing operations (amounts in thousands)

	Three Months Ended December 31,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)
Revenues	$313,307	$441,330	—	$-	$441,330
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	279,409	359,534	—	-	359,534

Operating expenses
Selling, general and administrative expenses	37,364	45,828	—	-	45,828
Depreciation, depletion and amortization expense	52,823	63,996	—	(16,672)	47,324
Goodwill and other asset impairments, net	1,426,387	(10,609)	—	-	(10,609)
Restructuring and other charges	15,685	7,204	—	-	7,204
Gain on sale of subsidiaries	1,765	-	—	-	-
Other operating expense (income), net	(1,336)	(4,694)	—	-	(4,694)
Operating income (loss) from continuing operations	(1,498,790)	(19,929)	—	16,672	(3,257)

Interest expense, net	27,995	24,997	—	(372)	24,625
Gain on extinguishment of debt	(13,411)	-	—	-	-
Other non-operating expense, net	1,309	(1,327)	—	(1,289)	(2,616)
Income (loss) from continuing operations before provision (benefit) for income taxes	(1,514,683)	(43,599)	—	18,333	(25,266)

Provision (benefit) for income taxes	(257,415)	4,511	—	4,216	8,727
Net income (loss) from continuing operations	(1,257,268)	(48,110)	—	14,117	(33,993)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	(33)	29	—	-	29
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(1,257,235)	(48,139)	—	14,117	(34,022)

Interest expense, net	27,995	24,997	—	(372)	24,625
Provision (benefit) for income taxes	(257,415)	4,511	—	4,216	8,727
Depreciation, depletion and amortization expense	52,823	63,996	—	(16,672)	47,324
EBITDA (non-GAAP)	(1,433,832)	45,365	—	1,289	46,654

Non-cash charges relating to operating leases(4)	1,848	-	—	-	-
Non-cash stock compensation expense(5)	1,650	2,365	—	-	2,365
Costs and expenses related to the Merger and integration(6)	-	3,156	—	(1,289)	1,867
Restructuring and other charges(7)	15,685	3,599	—	-	3,599
Gain on extinguishment of debt(8)	(13,411)	-	-	-	-
Goodwill and asset impairments(9)	1,426,387	(10,609)	—	-	(10,609)
Gain on sale of subsidiaries(10)	1,765	-	-	-	-
Adjusted EBITDA (non-GAAP)	$92	$43,876	—	$-	$43,876

	Year Ended December 31,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$1,595,446	$1,842,937	$477,332	$-	$2,320,269
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	1,319,172	1,380,766	319,224	-	1,699,990

Operating expenses
Selling, general and administrative expenses	153,596	145,593	44,156	-	189,749
Depreciation, depletion and amortization expense	222,042	196,455	29,313	(15,085)	210,683
Goodwill and other asset impairments, net	1,434,148	267,034	-	-	267,034
Restructuring and other charges	30,600	21,954	-	-	21,954
Gain on sale of subsidiaries	(125,430)	-	-	-	-
Other operating expense (income), net	(6,040)	(5,024)	(2,292)	-	(7,316)
Operating income (loss) from continuing operations	(1,432,642)	(163,841)	86,931	15,085	(61,825)

Interest expense, net	107,891	60,322	25,686	8,428	94,436
Gain on extinguishment of debt	(13,411)	-	-	-	-
Other non-operating expense, net	6,991	54,832	28,057	(79,169)	3,720
Income (loss) from continuing operations before provision (benefit) for income taxes	(1,534,113)	(278,995)	33,188	85,826	(159,981)

Provision (benefit) for income taxes	(244,134)	3,987	1,683	19,740	25,410
Net income (loss) from continuing operations	(1,289,979)	(282,982)	31,505	66,086	(185,391)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	123	103	3	-	106

Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(1,290,102)	(283,085)	31,502	66,086	(185,497)

Interest expense, net	107,891	60,322	25,686	8,428	94,436
Provision (benefit) for income taxes	(244,134)	3,987	1,683	19,740	25,410
Depreciation, depletion and amortization expense	222,042	196,455	29,313	(15,085)	210,683
EBITDA (non-GAAP)	(1,204,303)	(22,321)	88,184	79,169	145,032

Non-cash charges relating to operating leases(4)	7,904	-	-	-	-
Non-cash stock compensation expense(5)	10,028	5,812	8,482	-	14,294
Costs and expenses related to the Merger and integration(6)	896	52,979	28,057	(79,169)	1,867
Restructuring and other charges(7)	33,189	27,660	-	-	27,660
Gain on debt extinguishment(8)	(13,411)	-	-	-	-
Goodwill and other asset impairments(9)	1,434,148	267,034	-	-	267,034
Gain on sale of subsidiaries(10)	(125,430)	-	-	-	-
Adjusted EBITDA (non-GAAP)	$143,021	$331,164	$124,723	$-	$455,887

	Three Months Ended September 30,
	2019
	As Reported
Revenues	$408,957
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	332,234

Operating expenses
Selling, general and administrative expenses	35,628
Depreciation, depletion and amortization expense	51,920
Goodwill and other asset impairments, net	7,761
Restructuring and other charges	3,378
Gain on sale of subsidiaries	(127,195)
Other operating expense (income), net	18
Operating income (loss) from continuing operations	105,213

Interest expense, net	26,894
Other non-operating expense, net	1,924
Income from continuing operations before provision for income taxes	76,395

Provision (benefit) for income taxes	22,471
Net income (loss) from continuing operations	53,924
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	152
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	53,772

Interest expense, net	26,894
Provision (benefit) for income taxes	22,471
Depreciation, depletion and amortization expense	51,920
EBITDA (non-GAAP)	155,057

Non-cash charges relating to operating leases(4)	1,856
Non-cash stock compensation expense(5)	2,296
Costs and expenses related to the Merger and integration(6)	-
Restructuring and other charges(7)	3,378
Goodwill and other asset impairments(9)	7,761
Gain on sale of subsidiaries(10)	(127,195)
Adjusted EBITDA (non-GAAP)	$43,153
__________

(1) The unaudited Covia Pro Forma Combined financial information presents the Company’s combined results as if the Merger had occurred on January 1, 2017.   The pro forma financial information was prepared to give effect to events that are (i) directly attributable to the Merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s results.   All material intercompany transactions during the periods presented have been eliminated.  The Merger Pro Forma Adjustments reflect adjustments for interest expense that would have been incurred to finance the transaction and purchase accounting adjustments for additional depreciation, depletion and amortization on acquired property, plant and equipment and intangible assets in prior periods which resulted in a reduction to depreciation, depletion and amortization in the current periods.  The pro forma results exclude Merger related transaction costs and expenses that were incurred in conjunction with the transaction for all periods presented.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(4) In the three and twelve months ended December 31, 2019, Energy segment gross profit was negatively impacted by the $1.8 million and $7.9 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of ASC 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

(5) Represents the non-cash expense for stock-based awards issued to employees and outside directors. Stock compensation expenses are reported in Selling, general & administrative expenses ("SG&A").

(6) Costs and expenses related to the Merger with Fairmount Santrol include legal, accounting, financial advisory services, severance, debt extinguishment, and integration expenses.

(7) Represents expenses associated with restructuring activities as a result of the Merger and idled plant facilities, other charges related to executive severance and benefits, as well as restructuring-related SG&A expenses.

(8) Represents the gain, net of $1.0 million of deferred financing fees and $0.2 million of transaction fees, on $62.9 million of Term Loan repurchases in December 2019.

(9) Represents expenses associated with the impairment of long-lived assets, Propel SSP® self-suspending proppant, idled facilities and railcars, and spare parts inventory in the Energy segment in 2019.  Represents expenses associated with the impairment of goodwill in the Energy reporting unit and the impairment of assets from idled facilities and assets under construction in 2018.

(10) Represents the gain on the sales of Calera and W&W.

Covia
Pro Forma Segment Contribution Margin & Reconciliation of Non-GAAP Measures (unaudited)

The following table reconciles segment contribution margin and segment contribution margin per ton, non-GAAP financial measures, to the most directly comparable GAAP measures, segment gross profit and segment gross profit per ton, respectively

	Three Months Ended December 31,
	2019	2018
	As Reported	Covia, As Reported	—	—
Segment gross profit(3)
Energy	$(12,501)	$31,252	—	—
Industrial	46,399	50,544	—	—
Total segment gross profit	33,898	81,796	—	—

Operating expenses excluded from segment contribution margin(4)	14,167	7,896	—	—

Segment contribution margin (non-GAAP)(4)
Energy	1,666	39,148	—	—
Industrial	46,399	50,544	—	—
Total segment contribution margin (non-GAAP)	$48,065	$89,692	—	—

Segment gross profit per ton(3)
Energy	$(3.78)	$7.18	—	—
Industrial	14.30	14.51	—	—
Total segment gross profit per ton	5.17	10.44	—	—

Operating expenses per ton excluded from segment contribution margin per ton(4)	4.28	1.81	—	—

Segment contribution margin per ton (non-GAAP)(4)
Energy	0.50	8.99	—	—
Industrial	14.30	14.51	—	—
Total segment contribution margin per ton (non-GAAP)	$7.34	$11.44	—	—

	Year Ended December 31,
	2019	2018
	As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Segment gross profit(3)
Energy	$54,083	$258,996	$136,668	$395,664
Industrial	222,191	203,175	21,440	224,615
Total segment gross profit	276,274	462,171	158,108	620,279

Operating expenses excluded from segment contribution margin (non-GAAP)(4)	35,090	16,951	10,726	27,677

Segment contribution margin (non-GAAP)(4)
Energy	89,173	275,947	147,394	423,341
Industrial	222,191	203,175	21,440	224,615
Total segment contribution margin (non-GAAP)	$311,364	$479,122	$168,834	$647,956

Segment gross profit per ton(3)
Energy	$3.28	$16.09	$29.79	$19.12
Industrial	15.88	15.07	20.46	15.46
Total segment gross profit per ton	9.06	15.62	28.05	17.61

Operating expenses per ton excluded from segment contribution margin per ton(4)	2.13	1.05	2.34	1.34

Segment contribution margin per ton (non-GAAP)(4)
Energy	5.41	17.14	32.13	20.46
Industrial	15.88	15.07	20.46	15.46
Total segment contribution margin per ton (non-GAAP)	$10.21	$16.20	$29.96	$18.40

	Three Months Ended September 30,
	2019
	As Reported
Segment gross profit(3)
Energy	$17,662
Industrial	59,061
Total segment gross profit	76,723

Operating expenses excluded from segment contribution margin (non-GAAP)(4)	6,914

Segment contribution margin (non-GAAP)(4)
Energy	24,576
Industrial	59,061
Total segment contribution margin (non-GAAP)	$83,637

Segment gross profit per ton(3)
Energy	$4.23
Industrial	16.48
Total segment gross profit per ton	9.89

Operating expenses per ton excluded from segment contribution margin per ton(4)	1.66

Segment contribution margin per ton (non-GAAP)(4)
Energy	5.88
Industrial	16.48
Total segment contribution margin per ton (non-GAAP)	$10.78
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three and twelve months ended December 31, 2019, Energy segment gross profit was negatively impacted by the $1.8 million and $7.9 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of ASC 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the year ended December 31, 2019, $1.1 million of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  There was no write-up in the three months ended December 31, 2019.  Of the $1.1 million in the year ended December 31, 2019, $0.4 million impacted the Energy segment and $0.7 million impacted the Industrial segment.

(4) We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  Operating costs of idled facilities and excess railcar capacity costs, which are both entirely attributable to the Energy segment, were $14.2 million and $7.9 million in the three months ended December 31, 2019 and 2018, respectively, and $35.1 million and $17.0 million in the year ended December 31, 2019 and 2018, respectively.  Segment contribution margin and segment contribution margin per ton are non-GAAP financial measures.  A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in tables that follow.

Covia
Adjusted Industrial Segment Information

The following table provides unaudited adjusted Industrial segment data, excluding the impact of Calera and W&W, as well as freight revenues.  Calera and W&W were sold in August and September 2019, respectively.  Amounts in thousands.

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	Covia, As Reported	Covia, As Reported	Covia, As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Industrial volumes (tons), as reported	3,244	3,483	13,988	14,528	-	14,528
Less Calera volumes	-	(108)	(230)	(399)	-	(399)
Adjusted Industrial volumes	3,244	3,375	13,758	14,129	-	14,129

Industrial revenues, as reported	$161,369	$185,719	$732,568	$784,318	$-	$784,318
Less Calera revenues	-	(13,916)	(30,208)	(51,123)	-	(51,123)
Less W&W revenues	-	(2,870)	(8,782)	(12,975)	-	(12,975)
Adjusted Industrial revenues	$161,369	$168,933	$693,578	$720,220	$-	$720,220

Industrial segment gross profit, as reported	$46,399	$50,544	$222,191	$224,615	$-	$224,615
Less Calera gross profit	-	(3,850)	(7,754)	(15,059)	-	(15,059)
Less W&W gross profit	-	(984)	(3,753)	(5,277)	-	(5,277)
Adjusted Industrial segment gross profit	$46,399	$45,710	$210,684	$204,279	$-	$204,279
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia